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                                        GREAT AMERICAN COMMUNICATIONS COMPANY AND SUBSIDIARIES
                                          EXHIBIT 11.1 - COMPUTATION OF LOSS PER COMMON SHARE
                                               (In thousands, except per share amounts)


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Computation of primary and fully diluted earnings (loss) per common share:
- --------------------------------------------------------------------------

 Loss before extraordinary items                                                                                      ($1,752)
 Earnings (loss) from extraordinary items                                                                                -
                                                                                                                      -------
 Net loss used to calculate primary and fully diluted loss per share                                                  ($1,752)
                                                                                                                      =======
 Shares used in calculation of per share data:
   Weighted average Class A common shares                                                                              10,154
   Weighted average Class B common shares                                                                               1,163
   Dilutive effect of assumed exercise of certain stock options for the
     purchase of Class A common shares                                                                                     80
                                                                                                                      -------
   Weighted average common shares used to calculate primary and fully
     diluted loss per share                                                                                            11,397
                                                                                                                      =======
 Primary and fully diluted loss per common share:
   Loss before extraordinary items                                                                                     ($0.15)
   Net Loss                                                                                                             (0.15)
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